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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

     This Employment Agreement between World Airways, Inc., a Delaware corporation ("World" or the "Company") and Cindy M. Swinson ("Swinson") is entered into this 16/th/ day of January, 2002.

     WHEREAS, Swinson has agreed to continue to serve as World's General Counsel and Corporate Secretary as of January 16, 2002.

     NOW, THEREFORE, World and Swinson, in consideration of the foregoing and other mutual covenants and promises contained herein, the sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. Acceptance of Employment. Subject to the terms and conditions set forth
        ------------------------
below, World agrees to employ Swinson and Swinson accepts such employment.

     2. Term. The period of employment shall be from January 16, 2002, through
        ----
December 31, 2005, unless further extended or sooner terminated as hereinafter set forth. In the absence of notice, this Agreement shall be renewed on the same terms and conditions for one year from the date of expiration. Not later than July 1, 2005, Swinson shall initiate discussions with the Chairman of the Board (hereinafter "Chairman") regarding the renewal of this Agreement. At that time, if Swinson wishes to renew this Agreement on different terms, Swinson shall give written notice to the Chairman. If the Chairman does not wish to renew this Agreement at its expiration, or wishes to renew on different terms, the Chairman shall give written notice to Swinson no later than July 1, 2005.

     3. Position and Duties. Swinson shall continue to serve as General Counsel
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and Corporate Secretary with the duties performed as of January 16, 2002. The
Chairman will have reasonable latitude to make changes in Swinson's responsibilities, except that Swinson's responsibilities may not be modified in a way that would be inconsistent with the status of General Counsel and Corporate Secretary. Following a Change of Control (as hereinafter defined), Swinson's responsibilities may not be changed without mutual agreement. Swinson agrees to render her services to the best of her abilities and will comply with all policies, rules and regulations of the company and will advance and promote to the best of her ability the business and welfare of the

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Company. Swinson shall devote all of her working time, attention, knowledge and skills solely to the business and interests of World. Swinson may not accept any other engagement with or without compensation which would affect her ability to devote all of her working time and attention to the business and affairs of World without the prior written approval of the Chairman of the Board. Swinson agrees to accept assignments on behalf of World or affiliated companies commensurate with her responsibilities hereunder, except that the terms and conditions of assignments exceeding 60 consecutive days outside the Atlanta, Georgia, Standard Metropolitan Statistical Area will require mutual agreement.

     4. Compensation and Related Matters.
        --------------------------------

        (a) Base Salary. Swinson shall receive a minimum salary of $175,000 per
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annum payable in accordance with the payroll procedures for World's salaried employees in effect during the term of this Agreement. Swinson agrees to participate equally, on a percentage basis, in any across the board salary reductions approved by senior management.

        (b) Performance Stock Options. Swinson has been granted 125,000 options
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to purchase World's Common Stock, par value $.001 per share ("World Airways
Common Stock") pursuant to the 1995 World Airways Stock Option Plan (the "Plan") as set forth in the Stock Option Agreements between World and Swinson dated July 16, 2001, and January 16, 2002 (together, the "Options" and the "Option Agreements"). In the event of a Change in Control as defined below, all Options shall be immediately exercisable.

        (c) Business Expenses. Swinson shall be entitled to reimbursement of
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reasonable business related expenses from time to time consistent with World's policies, including, without limitation, submitting in a timely manner appropriate documentation of such expenses.

        (d) Fringe Benefits. Swinson shall be entitled to participate in all
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employee benefit plans made available from time to time to all executives of
World in accordance with the terms of such

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plans. In the event this Agreement is terminated by either party for any reason other than death or for cause, Swinson may participate in World's health and other benefit programs for a period of one year from the date of Swinson's termination, or until Swinson obtains comparable coverage, whichever is earlier.

        (e) Personnel Policies, Conditions and Benefits. Except as otherwise
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provided herein, Swinson's employment shall be subject to the personnel policies and benefits plans which apply generally to World's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the term of this Agreement, by World in its sole discretion. While this Agreement is in effect, Swinson shall receive twenty (20) days of vacation, in addition to sick leave, holidays, and such other leave as World may provide. All such vacation and leave shall be taken in accordance with the Company's procedures.

        (f) Indemnification; D&O Insurance. Subject to Section 6(b) of this
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Agreement, World shall provide (or cause to be provided) to Swinson indemnification against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlements in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of World) by reason of her being or having been an officer, director or employee of World or any affiliated entity, advance expenses (including attorneys' fees) incurred by Swinson in defending any such civil, criminal, administrative or investigative action, suit or proceeding and maintain directors' and officers' liability insurance coverage (including coverage for securities-related claims) upon substantially the same terms and conditions as set forth in the Indemnification Agreement dated July 16, 2001, between Swinson and World Airways, Inc. (the "Indemnity Agreement").

     5. Termination of Employment.
        -------------------------

        (a) Death. Swinson's employment hereunder shall terminate upon her
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death, in which event World shall have no further obligation to Swinson or her estate with respect to

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compensation, other than the disposition of life insurance and related benefits and accrued and unpaid base salary and incentive compensation, if any, for periods prior to the date of termination pursuant to the terms of the respective employee benefits and incentive compensation plans then in effect.

         (b) By World for Disability. If Swinson is unable, or fails, to perform
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services pursuant to this agreement through illness or physical or mental disability and such failure or disability shall exist for twelve (12) consecutive months, then World may terminate this Agreement upon written notice to Swinson, in which event World shall have no obligation to Swinson with respect to compensation under Section 4(a) of this Agreement. If Swinson becomes entitled to Social Security benefits payable on account of disability, she will be deemed conclusively to be disabled for purposes of this Agreement.

         (c) By World for Cause. (i) Except under the circumstances set forth in
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5(c)(ii) below, the Chairman of the Board may terminate this Agreement for
Cause. "Cause" shall be defined as (A) sustained performance deficiencies which are communicated to Swinson in written performance appraisals and/or other written communications (including, but not limited to memos and/or letters) by the Chairman, (B) gross misconduct, including significant acts or omissions constituting dishonesty, intentional wrongdoing or malfeasance, whether or not relating to the business of World, or (C) commission of a felony or any crime involving fraud or dishonesty, or (D) a material breach of this Agreement.

    (ii) In the event of a Change of Control, as defined below, Swinson may only be terminated for Cause pursuant to a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, at a meeting of the Board finding that, in the good faith opinion of the Board, Swinson was guilty of conduct set forth in 5(c)(i)(A), or (B), provided, however, that Swinson may not be terminated for Cause hereunder unless: (1) Swinson receives prior written notice of World's intention to terminate this Agreement for Cause and the specific reasons therefore; and (2) Swinson has an opportunity to be heard by World's Board and be given, if the acts are correctable, a reasonable

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opportunity to correct the act or acts (or non-action) giving rise to such written notice. If the Board, by resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board, finds that Swinson fails to make such correction after reasonable opportunity to do so, this Agreement may be terminated for Cause.

        (d) By World for Other Than Cause. In the event the Board terminates
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this Agreement for reasons other than Cause or Disability as defined in sub-paragraph (c) above, World will pay to Swinson within ten (10) days of notice of termination (or, in the case of incentive bonus compensation, if any, within ten (10) days of determination of amounts payable under the applicable bonus plan) eighteen months base salary, in each case including deferred salary and/or bonus compensation, if any, payable under this Agreement. In addition, all granted but unvested Options under the Option Agreements shall become immediately exercisable. In the event that any payment to Swinson under this paragraph is subject to any federal or state excise tax, World shall pay to Swinson an additional amount equal to the excise tax imposed including additional federal and state income and excise taxes as a result of the payments under this paragraph, and such payment will be made when the excise tax and income taxes are due; provided, however, that Swinson agrees to assist World
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Airways by using her best efforts to structure matters so that any payment to
Swinson under this paragraph is not subject to any federal or state excise tax. Whether an excise tax is payable, and the amount of the excise tax and additional income taxes payable, shall be determined by World's accountants and World shall hold Swinson harmless from any and all taxes, penalties, and interest that may become due as a result of the failure to properly determine that an excise tax is payable or the correct amount of the excise tax and additional income taxes, together with all legal and accounting fees reasonably incurred by Swinson in connection with any dispute with any taxing authority with respect to such determinations and/or payments.

        (e) By Swinson for Good Reason. Swinson may terminate her employment
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hereunder (for purposes of this Agreement "Good Reason") after giving at least
30 days notice in the event that,

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without Swinson's consent, (i) World relocates its general and administrative offices or Swinson's place of employment to an area other than the Atlanta, Georgia Standard Metropolitan Statistical Area, (ii) she is assigned any duties substantially inconsistent with Section 3 hereof, (iii) World reduces her annual base salary as in effect on the date hereof or as the same may be increased from time to time, except as provided in Section 4(a) above; (iv) World fails, without Swinson's consent, to pay Swinson any portion of her current compensation, or to pay her any portion of an installment of deferred compensation under any deferred compensation program of World, within seven (7) days of the date such compensation is due; (v) World fails to continue in effect any compensation plan in which Swinson participates which is material to Swinson's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or to continue Swinson's participation therein (or in such substitute or alternative Plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Swinson's participation relative to other participants; (vi) World fails to continue to provide Swinson with benefits substantially similar to those enjoyed by Swinson under any of World's pension, life insurance, medical, health and accident, or disability plans in which Swinson was participating, World takes any action which would directly or indirectly materially reduce any of such benefits or deprive Swinson of any material fringe benefit enjoyed by Swinson; (vii) World terminates, or proposes to terminate, Swinson's employment hereunder contrary to the requirements of
Section 5(c) hereof (for purposes of this Agreement, no such termination or purported termination shall be effective); or (viii) the Board approves the liquidation or dissolution of World prior to the end of this Agreement. In the event that Swinson decides to terminate this Agreement and her employment with World or any successor in interest in accordance with the provisions of this
Section 5(e), World shall have the same obligations as set forth in Section 5(d) hereof. Any other payments due or actions required under this paragraph shall be made as lump sums or taken within 10 days of termination of the Agreement.

        (f) By Swinson for Other Than Good Reason. Notwithstanding the above,
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Swinson may upon giving reasonable notice, not to be less than 30 days, terminate this Agreement without further obligation on the part of Swinson or World.

        (g) Changes of Control. For purposes of this Agreement, a "Change of
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Control" includes the occurrence of any one or more of the following events:

            (i) any Person, other than the Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of World representing more than 50% of the combined voting power of World's then outstanding securities; or

            (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of World and any new director (other than a director designated by a Person who has entered into an agreement with World to effect a transaction described in clause (i), (iii) or (iv) or this Section 5 (f)) whose election by the Board of World or nomination for election by the stockholders of World was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (iii) the shareholders of World approve a merger or consolidation of World with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of World outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of World or any of its affiliates, at least 50% of the combined voting power of the voting securities of World or such surviving entity outstanding immediately after such merger or

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consolidation, or (B) a merger or consolidation effected to implement a recapitalization of World (or similar transaction) in which no Person acquires more than 50% of the combined voting power of World's then outstanding securities;

or

            (iv) the shareholders of World approve a plan of complete liquidation of World or an agreement for the sale or disposition by World of all or substantially all of World's assets.

        (h) "Person" Defined. For purposes of this Section, "Person" shall have
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the meaning given in Section (3)(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) World or WorldCorp, Inc. or any of their subsidiaries or affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of World or WorldCorp, Inc. or any of their subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or
(iv) a corporation owned, directly or indirectly, by the stockholders of World or WorldCorp, Inc. in substantially the same proportions as their ownership of stock of World or WorldCorp, Inc.

        (i) Notice of Termination. Termination of this Agreement by World or
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termination of this Agreement by Swinson shall be communicated by written notice to the other party hereto, specifically indicating the termination provision relied upon.

        (j) Company Property. At the termination of Swinson's employment,
            ----------------
whether voluntary or involuntary, Swinson shall return all company property, including without limitation all electronic and paper files and documents and all copies thereof.

     6. Confidentiality. (a) Swinson recognizes and acknowledges that she will
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acquire during her employment with World information that is confidential to
World and that represents valuable, special and unique assets of World ("Confidential Information"). Such Confidential Information (whether or not reduced to tangible form) includes, but is not limited to: trade secrets; financing documents and information; financial data; new product information; copyrights; information relating to

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schedules and locations; cost and pricing information; performance features;
business techniques; business methods; business and marketing plans or strategies; business dealings and arrangements; business objectives; customer information; sales information; acquisition, merger or business development plans or strategies; research and development projects; legal documents and information; personnel information; and any and all other information concerning World's business and business practices that is not generally known or made available to the public or to World's competitors or is not readily ascertainable by other means, which, if misused or disclosed, could adversely affect the business of World. Swinson agrees that she will not, during employment with World and for a period of two (2) years following termination of employment for any reason, whether voluntary or involuntary, with or without Cause, directly or indirectly:

     (i) disclose any Confidential Information to any person, company or other entity (other than authorized persons employed by or affiliated with World who, in the interest of World, have a business need to know such information), or

     (ii) use any Confidential Information in any way, except as required by his duties to World or by law, unless she obtains World's prior written approval of such disclosure or use. World's rights under this Section shall be cumulative to, and shall not limit, World's rights under the Georgia Uniform Trade Secrets Act or any other state or federal trade secret or unfair competition statute or law. The parties hereto stipulate that as between them, the foregoing matters are important, material, and confidential and gravely affect the successful conduct of the business of World, and World's good will, and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

     (b) Section 4(f) of this Agreement and any other indemnity agreements between Swinson and World shall not apply to actions, suits or proceedings to enforce World's rights under, or that otherwise relate to, this Agreement, including without limitation, this Section 6.

     (c) References in this Section 6 to "World" include World Airways, Inc. and any and all of its

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current or future parents, subsidiaries, affiliated companies, and divisions.

     7.  Beneficiary. The Beneficiary of any payment due and payable at the time
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of Swinson's death, or otherwise due upon her death, shall be such person or persons, as Swinson shall designate in writing to World. If no such beneficiary shall survive Swinson, any such payments shall be made to her estate.

     8.  Intellectual Property. (a) Any improvements, new techniques, processes,
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inventions, works, discoveries, products or copyrightable or patentable materials made or conceived by Swinson, either solely or jointly with other person(s), (1) during Swinson's period of employment by World, during working hours; (2) during the period after termination of her employment during which she is retained by World as a consultant; or (3) with use of World's intellectual property or Confidential Information, shall be the sole and exclusive property of World without royalty or other consideration to Swinson.

         (b) Swinson agrees to inform World promptly and in full of such intellectual property by a full written report setting forth in detail the procedures used and the results achieved.

         (c) Swinson shall at World's request and expense execute any and all applications, assignments, or other instruments which World shall deem necessary to apply for, register, and/or obtain copyrights or Letters Patent of the United States or of any foreign country, or to otherwise protect World's interests in such intellectual property.

         (d) Swinson shall assign and does hereby assign to World all interests and rights, including but not limited to copyrights, in any such intellectual property.

     9.  No Waiver. The failure of either party at any time to enforce any
         ---------
provisions of this Agreement or to exercise any remedy, option, right, power or privilege provided for herein, or to require the performance by the other party of any of the provisions hereof, shall in no way be deemed a waiver of such provision at the same or at any prior or subsequent time.

     10. Governing Law. All questions concerning the construction, validity,
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application and

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interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice of law or conflict of law provision or rule (whether of Georgia or any other jurisdiction) that would cause the application of the law of any jurisdiction other than Georgia. Swinson agrees to submit to personal jurisdiction in the State of Georgia.

     11. Validity. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. Successors. This Agreement shall inure to the benefit of and be binding
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upon World, its successors and assigns, including any corporation or other business entity which may acquire all or substantially all of World's assets or business, or within which World may be consolidated or merged, or any surviving corporation in a merger involving World.

     13. Waiver of Modification of Agreement. No waiver or modification of this
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Agreement shall be valid unless in writing and duly executed by both parties.

     14. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                     WORLD AIRWAYS, INC.

                                     By:   ____________________________
                                           Hollis L. Harris
                                           Chairman, President and CEO

                                           ____________________________
                                           Cindy M. Swinson

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